UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

Amylin Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 552-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 23, 2011, Amylin Pharmaceuticals, Inc. (“Amylin”) received proceeds of $165 million from Eli Lilly and Company (“Lilly”) pursuant to Amylin’s request for an advance of such proceeds under a Loan Agreement (the “Loan Agreement”) dated October 16, 2008 between Amylin and Lilly. In accordance with the terms of the Loan Agreement, the loan bears interest at the five-day average three-month LIBOR rate immediately prior to the day that Lilly disbursed the funds to Amylin plus 5.25% and is due and payable quarterly in arrears on the first business day of each quarter. All outstanding principal, together with all accrued and unpaid interest, is due and payable on May 23, 2014. The Loan Agreement is attached as Exhibit 10.1 hereto.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Loan Agreement dated October 16, 2008, between Amylin and Lilly. Filed as an exhibit to Amylin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt Vice President, Legal and Governance, and Secretary

Date: May 23, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Loan Agreement dated October 16, 2008, between Amylin and Lilly. Filed as an exhibit to Amylin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference.